As filed with the Securities and Exchange Commission on August 21, 2025
Registration No. 333-285506

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

REDWOOD TRUST, INC.
(Exact name of registrant as specified in charter)
Maryland (State or other jurisdiction of incorporation or organization)	68-0329422 (I.R.S. Employer Identification Number)
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Abate
Chief Executive Officer
Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Julian T.H. Kleindorfer, Esq.
Lewis W. Kneib, Esq.
J. Ross McAloon, Esq.
Latham & Watkins LLP
10250 Constellation Boulevard, Suite 1100
Los Angeles, California 90067
(424) 653-5500
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act: ☐

EXPLANATORY NOTE
This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No 333-285506) (the “Registration Statement”) of Redwood Trust, Inc. (the “Registrant”) is being filed pursuant to General Instructions I.D. and IV.B. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 413(b) under the Securities Act to register the offer and sale of an additional class of securities of the Registrant consisting of the Registrant’s 7.75% convertible senior notes due 2027. The prospectus forming part of, and Part II of, the Registration Statement, as filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2025, are incorporated herein by reference and, except as modified by this Amendment or by any document that is filed with the Commission on or after initial filing date of the Registration Statement and incorporated therein by reference, are unchanged.

1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits.
Exhibit Number	Description
1.1*	Underwriting Agreement
3.1.1	Articles of Amendment and Restatement of the Registrant, effective July 6, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1, filed on August 6, 2008) (File No. 001-13759)
3.1.2	Articles Supplementary of the Registrant, effective August 10, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.1, filed on August 6, 2008) (File No. 001-13759)
3.1.3	Articles Supplementary of the Registrant, effective August 11, 1995 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.2, filed on August 6, 2008) (File No. 001-13759)
3.1.4	Articles Supplementary of the Registrant, effective August 9, 1996 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.3, filed on August 6, 2008) (File No. 001-13759)
3.1.5	Certificate of Amendment of the Registrant, effective June 30, 1998 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.4, filed on August 6, 2008) (File No. 001-13759)
3.1.6	Articles Supplementary of the Registrant, effective April 7, 2003 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.5, filed on August 6, 2008) (File No. 001-13759)
3.1.7	Articles of Amendment of the Registrant, effective June 12, 2008 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.6, filed on August 6, 2008) (File No. 001-13759)
3.1.8	Articles of Amendment of the Registrant, effective May 19, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2009) (File No. 001-13759)
3.1.9	Articles of Amendment of the Registrant, effective May 24, 2011 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 20, 2011) (File No. 001-13759)
3.1.10	Articles of Amendment of the Registrant, effective May 18, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2012) (File No. 001-13759)
3.1.11	Articles of Amendment of the Registrant, effective May 16, 2013 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2013) (File No. 001-13759)
3.1.12	Articles of Amendment of the Registrant, effective May 15, 2019 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 17, 2019) (File No. 001-13759)
3.1.13	Articles of Amendment of the Registrant, effective June 15, 2020 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on June 15, 2020) (File No. 001-13759)
3.1.14	Articles of Amendment of the Registrant, effective January 13, 2023 (incorporated by reference to the Registrant’s Form 8-A, Exhibit 3.2, filed on January 13, 2023) (File No. 001-13759)

Exhibit Number	Description
3.2.1	Amended and Restated Bylaws of the Registrant, as adopted on November 2, 2022 (incorporated by reference to the Registrant’s Annual Report on Form 10-K, Exhibit 3.2, filed on March 1, 2023) (File No. 001-13759).
4.1	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-11 (No. 333-08363), Exhibit 4.3, filed on August 6, 1996) (File No. 333-08363)
4.3	Form of Preferred Stock Certificate for the Registrant’s 10.00% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant’s Form 8-A, Exhibit 4.1, filed on January 13, 2023) (File No. 001-13759)
4.4*	Form of Debt Security
4.5**	Form of Indenture
4.6*	Form of Warrant
4.7*	Form of Warrant Agreement
4.8	Indenture, dated March 6, 2013, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K/A, filed March 6, 2013)
4.9	Fourth Supplemental Indenture, dated January 22, 2024, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (including the form of 9.125% Senior Note due 2029) (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A, filed on January 22, 2024)
4.10	Fifth Supplemental Indenture, dated June 18, 2024, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (including the form of 9.00% Senior Note due 2029) (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 8-A, filed on June 18, 2024)
4.11	Sixth Supplemental Indenture, dated January 17, 2025, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (including the form of 9.125% Senior Note due 2030) (incorporated by reference to Exhibit 4.6 to the Registrant’s Form 8-A, filed on January 17, 2025)
4.12†	Indenture, dated as of June 9, 2022, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee
5.1**	Opinion of Venable LLP
5.2**	Opinion of Latham & Watkins LLP
8.1**	Opinion of Latham & Watkins LLP
23.1†	Consent of Grant Thornton LLP
23.2**	Consent of Venable LLP (contained in Exhibit 5.1)
23.3**	Consent of Latham & Watkins LLP (contained in Exhibit 5.2)
23.4**	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
24.1**	Power of Attorney (included on signature page to this registration statement)
25.1**	Statement of Eligibility of Wilmington Trust, National Association, on Form T-1
25.2††	Statement of Eligibility of Trustee on Form T-1
107**	Filing Fee Table

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**
Previously filed.

†
Filed herewith.

††
If applicable, to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.   Undertakings.
In addition to the undertakings set forth in the Registration Statement, as filed with the Securities and Exchange Commission on March 3, 2025, which are incorporated herein by reference, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on August 21, 2025.
Redwood Trust, Inc.
By:
/S/ Christopher J. Abate

Christopher J. Abate
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/S/ Christopher J. Abate Christopher J. Abate	Director and Chief Executive Officer (Principal Executive Officer)	August 21, 2025
* Brooke E. Carillo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 21, 2025
* Greg H. Kubicek	Director, Chairman of the Board	August 21, 2025
* Doneene K. Damon	Director	August 21, 2025
* Douglas B. Hansen	Director	August 21, 2025
* Debora D. Horvath	Director	August 21, 2025
* Armando Falcon	Director	August 21, 2025
* Faith A. Schwartz	Director	August 21, 2025
* Georganne C. Proctor	Director	August 21, 2025

Signature	Title	Date
* Dashiell I. Robinson	Director and President	August 21, 2025
*By: /S/ Christopher J. Abate Christopher J. Abate Attorney-in-fact
[Signature Page to Amendment No. 1 to Registration Statement]